UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Riley Exploration-Permian, LLC

to be converted as described herein into a corporation named

Riley Exploration Permian, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3910441
(State or incorporation or organization)	(I.R.S. Employer Identification No.)

29 E. Reno Avenue, Suite 500

Oklahoma City, Oklahoma 73104

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-227422.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

Riley Exploration-Permian, LLC, the registrant whose name appears on the cover of this Registration Statement is a Delaware limited liability company. Prior to the closing of its initial public offering, Riley Exploration-Permian, LLC intends to convert into a Delaware corporation pursuant to a statutory conversion and change its name to Riley Exploration Permian, Inc. (the “Registrant”). The class of securities to be registered hereby is the common stock, par value $0.01 per share (the “Common Stock”), of the Registrant.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registration’s Common Stock is set forth under “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-227422) initially filed with the United States Securities and Exchange Commission on September 19, 2018, as amended, including any form of prospectus contained therein subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description and prospectus are incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NYSE American LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

By:	/s/ Jeffrey M. Gutman
Name:	Jeffrey M. Gutman
Title:	Chief Financial Officer

Date: October 15, 2018